Exhibit 99.1

TITAN PHARMACEUTICALS PRICES $9,500,000 PUBLIC OFFERING

SOUTH SAN FRANCISCO, CA – September 20, 2018 – Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) (“Titan” or the “Company”), a commercial stage company developing proprietary therapeutics for the treatment of select chronic diseases utilizing its ProNeura™ long-term, continuous drug delivery technology, today announced the pricing of an underwritten public offering with expected total gross proceeds of $9,500,000, before deducting underwriting discounts, commissions and other offering expenses payable by the Company.

The securities offered by the Company consist of (i) Class A Units consisting of 5,100,000 shares of our Common Stock and Warrants to purchase 5,100,000 shares of Common Stock, and (ii) Class B Units consisting of 8,225 shares of our Series A Convertible Preferred Stock, with a stated value of $1,000 per share, and convertible into an aggregate of 32,900,000 shares of Common Stock, and Warrants exercisable for the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible. The Warrants will have an exercise price of $0.25, will be exercisable upon issuance and will expire five years from the date of issuance. The Company has granted the underwriters a 45-day option to purchase additional shares of Common Stock and/or additional Warrants to purchase shares of Common Stock, in amounts up to 15% of the Common Stock, Warrants and/or Common Stock issuable upon conversion of the Series A Preferred included in the Class B Units sold in the offering.

The offering is expected to close on September 25, 2018, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

CIM Securities, LLC is acting as a co-manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on September 20, 2018.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a commercial stage company developing proprietary therapeutics with its ProNeura™ long-term, continuous drug delivery technology. The company's lead product is Probuphine®, a novel and long-acting formulation of buprenorphine for the long-term maintenance treatment of opioid dependence. Approved by the FDA in May 2016, Probuphine is the first and only commercialized treatment of opioid dependence to provide continuous, around-the-clock blood levels of buprenorphine for six months following a single procedure. The ProNeura technology also has the potential to be used in developing products for treating other chronic conditions such as Parkinson's disease and hypothyroidism, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the commercialization of Probuphine, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACTS:

Sunil Bhonsle,

President & CEO

(650) 244-4990

Stephen Kilmer

Investor Relations

(650) 989-2215

skilmer@titanpharm.com